UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Lenox Road NE, 21st Floor, Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-682-2428

c/o Carrasquillo Law Group P.C., 1177 Avenue of the Americas, 5th Floor, NY, NY 10036

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2019, the Company appointed Dave Krauthamer and Konstantin Vilk as Advisory Board members to work with the Company as it moves forward its operations.

It should be noted that none of the individuals are currently employees of the Company. The individuals set forth in the press release are independent service providers at this time and do not work for the Company on a full-time basis.

Item 8.01 Other Events

On November 25, 2019, the Company entered into a License and Reseller Memorandum of Understanding with QuSecure, Inc. pursuant to which the Company will have the right to advertise, promote, market and distribute QuSecure’s quantum security products and services, including quantum-resilient blockchain and post-quantum cryptography, and to integrate QuSecure’s products and services in the Company’s Next Generation Edge Data Center Solutions. The Company anticipates that QuSecure’s products and services shall be available in the first quarter of 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: December 3, 2019	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO